Exhibit 10.1

rc consulting group llc

4311 School House Commons Suite #386, Harrisburg, NC. 28075

Novo Integrated Sciences, Inc.

11120 NE 2nd Street, Suite 100

Bellevue, Washington State 98004

LIMITED WAIVER

Date: February 16, 2024

WAIVER; REPRESENTATION AND WARRANTY. The Waiver set forth herein shall be limited precisely as written and relates solely to the Securities Purchase Agreement, dated April 26, 2023, between Novo Integrated Sciences, Inc. and RC Consulting Group LLC., in favor of SCP Tourbillion Monaco specifically Section 3. This waiver exempts any determination of non-compliance associated to Nasdaq’s Minimum Bid Price Requirement rule. This waiver is solely related to any noticee of deficiency in accordance with the rule but does not extend to any delisting associated with the aforementioned rule. Nothing in this Waiver shall be deemed to: (1) constitute a waiver, modification or amendment of any other term, provision or condition of the Securities Purchase Agreement or any other instrument or agreement referred to therein; (2) prejudice any right or remedy that RC Consulting Group LLC in favor of SCP Tourbillion Monaco may now have or may have in the future under or in connection with the Securities Purchase Agreement or any other instrument or agreement referred to therein, except as otherwise set forth herein. Except as expressly set forth herein, the terms, provisions and conditions of the Securities Purchase Agreement and any other documents related to the Securities Purchase Agreement shall remain in full force and effect and in all other respects are hereby ratified and confirmed. Novo Integrated Sciences, Inc. represents and warrants that, upon giving effect to this Waiver, no event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Waiver that would constitute an Event of Default or a Potential Event of Default.

THE FOREGOING WAIVER is hereby issued by RC Consulting Group LLC, as evidenced by the authorized signature hereto.

/s/ Roland Coston
Roland Coston – President and CEO
RC Consulting Group LLC